Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Second Quarter 2008 Results

ONEONTA, Alabama (Aug. 5, 2008) - Otelco Inc. (NASDAQ: OTT; TSX: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama, Maine and Missouri, today announced results for its second quarter ended June 30, 2008. Key quarterly highlights for Otelco include:

•	Total revenues of $17.7 million.
•	Operating income of $5.0 million.
•	Adjusted EBITDA (as defined below) of $8.5 million.

“Our business provided solid revenue and subscriber growth which resulted in a strong financial performance for second quarter,” stated Mike Weaver, President and Chief Executive Officer of Otelco. “Key operating highlights include continued growth in access line equivalents when compared to last quarter and last year, driven by increases in both RLEC data lines and CLEC voice and data lines. Our bundled product offerings have increased to approximately 40% of our eligible customers.

“We also delivered solid increases in revenue and operating income, which increased 3.2% and 14.1%, respectively, from the year-ago period and 3.6% and 10.8% respectively for the first half of 2008 compared to the same period in 2007. Adjusted EBITDA was $8.5 million for the quarter and $17.3 million year-to-date, a 1.6% and 1.7% increase from the comparable periods last year,” added Weaver. “Bottom line performance also improved from the year-ago period as we reported net income of $0.4 million for the quarter and $0.8 million year-to-date compared to a net loss of $0.1 million for the second quarter 2007 and a net loss of $0.2 million for the first half of 2007. We invested over $1.5 million in our infrastructure to serve both our current and future customers and delivered our fourteenth consecutive IDS distribution. That demonstrates our continued focus on generating solid operating and financial performance while also exploring strategic expansion opportunities to further grow our business.”

Distribution to IDS Holders

Each quarter, the Board considers the declaration of dividends during its normally scheduled meeting. For the second quarter of 2008, the Board is meeting on August 14, 2008. Currently, it is anticipated that the Company’s dividends will continue to be treated as a return of capital for tax purposes. The scheduled interest and any dividend declared will be paid on September 30, 2008 to holders of record as of the close of business on September 15, 2008. The interest payment will cover the period from June 30, 2008 through September 29, 2008.

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Otelco Reports Second Quarter Results

Aug. 5, 2008

Second Quarter 2008 Financial Summary
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Change
	2007	2008	Amount	Percent

Revenues	$17,118	$17,669	$551	3.2%
Operating income	$4,389	$5,006	$617	14.1%
Interest expense	$(5,412)	$(4,773)	$(639)	(11.8)%
Net income (loss) available to stockholders	$(105)	$406	$511	* %
Basic net income (loss) per share	$(0.01)	$0.03	$0.4	* %
Diluted net income (loss) per share	$(0.03)	$0.02	$0.5	* %

Adjusted EBITDA(a)	$8,349	$8,479	$130	1.6%
Capital expenditures	$1,501	$1,534	$33	2.2%

	Six Months Ended June 30,		Change
	YTD 2007	YTD 2008	Amount	Percent
Revenues	$34,291	$35,528	$1,237	3.6%
Operating income	$9,159	$10,146	$987	10.8%
Interest expense	$(10,789)	$(9,456)	$(1,333)	(12.4)%
Net income (loss) available to stockholders	$(223)	$814	$1,037	* %
Basic net income (loss) per share	$(0.02)	$0.06	$0.8	* %
Diluted net income (loss) per share	$(0.07)	$0.05	$0.12	* %

Adjusted EBITDA(a)	$17,049	$17,333	$284	1.7%
Capital expenditures	$2,876	$3,947	$1,071	37.2%
*	Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Adjusted EBITDA
Net Income (Loss)	$(105)	$406	$(223)	$814
Add:
Depreciation	3,127	2,772	6,107	5,528
Interest Expense - Net of Premium	4,774	4,179	9,525	8,276
Interest Expense - Caplet Cost	240	240	468	470
Interest Expense - Amortize Loan Cost	398	373	796	746
Interest Expense - Premium	-	(18)	-	(35)
Gain/Loss from Investment	-	-	-	(45)
Income Tax Expense	(503)	57	(491)	232
Change in Fair Value of Derivative	(250)	(167)	(468)	74
Loan Fees	19	19	38	38
Amortization - Intangibles	649	618	1,297	1,235
Adjusted EBITDA	$8,349	$8,479	$17,049	$17,333

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Otelco Reports Second Quarter Results

Aug. 5, 2008

	Year Ended December 31,		March 31,	June 30,
Key Operating Statistics	2006	2007	2008	2008
RLEC access lines:
Voice lines	37,736	36,687	36,239	35,989
Data lines	10,016	12,160	12,729	13,065
RLEC access line equivalents (1)	47,752	48,847	48,968	49,054

CLEC access lines:
Voice lines	14,267	16,973	17,457	17,740
Data lines	2,016	2,571	2,602	2,735
CLEC access line equivalents (1)	16,283	19,544	20,059	20,475

Otelco access line equivalents (1)	64,035	68,391	69,027	69,529

Cable television customers	4,188	4,169	4,175	4,109
Dial-up internet customers	19,587	15,249	14,290	13,419

(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR SECOND QUARTER 2008:

Revenue
Total revenues grew 3.2% in the three months ended June 30, 2008 to $17.7 million from $17.1 million in the three months ended June 30, 2007. The growth in revenue reflected growth in CLEC customers in Maine and increased digital Internet lines throughout the areas we serve. Local services revenue grew 2.8% in the second quarter 2008 to $6.7 million from $6.5 million in the quarter ended June 30, 2007. Network access revenue remained constant in the second quarter at $6.1 million compared with the quarter ended June 30, 2007. Cable television revenue in the three months ended June 30, 2008 remained constant at just over $0.5 million when compared to the three months ended June 30, 2007. Internet revenue for the second quarter 2008 increased 6.0% to $3.0 million from $2.9 million in the quarter ended June 30, 2007. Transport services revenue grew 20.8% to $1.3 million in the three months ended June 30, 2008 from $1.0 million in the same period in 2007.

Operating Expenses
Operating expenses in the three months ended June 30, 2008 decreased 0.5% to slightly less than $12.7 million from just over $12.7 million in the three months ended June 30, 2007. Cost of services increased 3.2% to $6.7 million from $6.5 million in the quarter ended June 30, 2007. The cost associated with increased CLEC revenue in Maine, increased long distance and Internet bandwidth requirements to support additional market penetration, and higher cost of living expense for our employees and energy were partially offset by network and organizational efficiencies. Selling, general and administrative expenses increased 4.4% to $2.5 million in the quarter ended June 30, 2008 from $2.4 million in the quarter ended June 30, 2007. Increased property taxes and employee cost of living expense were partially offset by organizational efficiencies. Depreciation and amortization for second quarter decreased 10.2% to $3.4 million from $3.8 million.

Interest Expense
Interest expense decreased 11.8% to $4.8 million in the quarter ended June 30, 2008 from $5.4 million in the same period a year ago, reflecting the reduction in senior and total debt after the sale of 3,000,000 Income Deposit Securities units in July 2007 and a lower margin on senior debt.

Otelco Reports Second Quarter Results

Aug. 5, 2008

Adjusted EBITDA
Adjusted EBITDA for the three months ended June 30, 2008 was $8.5 million, up 1.6% over the same period in 2007. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet
As of June 30, 2008, the Company had cash and cash equivalents of $12.8 million and total long-term debt of $170.0 million. The second quarter distribution of $5.3 million in interest and dividends to our share owners and $0.3 million to our bond holders occurred on June 30, 2008. This was the Company’s fourteenth consecutive distribution since going public in 2004.

Capital Expenditures
Capital expenditures were $1.5 million for the quarter. The Company added enhanced network capability to serve competitive customers in Maine; continued to upgrade its rural facilities in all three states, including additional data line capacity; and other upgrades to its network and switching facilities.

Second Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, August 6, 2008, at 11:00 a.m. ET. To participate in the call, dial (913) 981-5573 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.OtelcoInc.com or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days. A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 5357214.

ABOUT OTELCO
Otelco Inc., headquartered in Oneonta, Alabama, provides wireline telephone services in Alabama, Maine and Missouri. The Company’s services include local and long distance telephone, network access, transport, digital high-speed data and dial-up Internet access, cable television and other telephone related services. With more than 69,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 40 largest local exchange carriers in the United States based on number of access lines. Otelco operates six incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. It also provides competitive telecommunications services through several subsidiaries. For more information, visit the Company’s web site at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Second Quarter Results

Aug. 5, 2008

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2007	June 30, 2008
		(unaudited)
Assets
Current Assets
Cash and cash equivalents	$12,810,497	$12,849,128
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $257,862 and $160,136, respectively	2,753,451	2,709,891
Unbilled receivables	2,616,867	2,617,230
Other	1,760,207	1,839,017
Materials and supplies	1,991,724	2,275,760
Prepaid expenses	1,149,180	722,378
Income tax receivable	469,546	214,440
Deferred income taxes	1,486,439	1,486,439
Total current assets	25,037,911	24,714,283

Property and equipment, net	54,610,355	52,684,279
Goodwill	134,570,435	134,570,435
Intangible assets, net	9,514,772	8,660,111
Investments	1,207,183	1,194,428
Deferred financing costs	5,878,943	5,133,288
Interest rate cap	1,510,951	624,008
Deferred charges	155,573	365,598
Total assets	$232,486,123	$227,946,430

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,058,989	$1,602,585
Accrued expenses	3,716,880	3,780,820
Advanced billings and payments	2,077,713	2,009,690
Customer deposits	185,147	193,163
Total current liabilities	8,038,729	7,586,258
Deferred income taxes	25,223,656	25,223,656
Advance billings and payments	797,498	756,979
Other liabilities	183,756	169,846
Long-term notes payable	170,019,705	169,984,152
Total liabilities	204,263,344	203,720,891

Derivative liability	814,005	717,767
Class B common convertible to senior subordinated notes	4,085,033	4,085,033

Stockholders’ equity
Class A Common stock, $.01 par value-authorized 20,000,000 shares; issued and outstanding 12,676,733 shares	126,767	126,767
Class B Common stock, $.01 par value-authorized 800,000 shares; issued and outstanding 544,671 shares	5,447	5,447
Additional paid in capital	28,215,056	23,746,507
Retained deficit	(4,084,797)	(3,270,622)
Accumulated other comprehensive loss	(938,732)	(1,185,360)

Total stockholders’ equity	23,323,741	19,422,739

Total liabilities and stockholders’ equity	$232,486,123	$227,946,430

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Otelco Reports Second Quarter Results

Aug. 5, 2008

OTELCO INC.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2008	2007	2008
Revenues
Local services	$6,530,615	$6,711,884	$12,879,111	$13,438,075
Network access	6,140,830	6,105,129	12,578,418	12,542,783
Cable television	548,414	566,270	1,095,941	1,112,432
Internet	2,859,407	3,030,393	5,679,704	6,031,859
Transport services	1,038,936	1,255,054	2,057,419	2,403,002
Total revenues	17,118,202	17,668,730	34,290,593	35,528,151

Operating expenses
Cost of services and products	6,534,399	6,745,612	12,805,456	13,397,723
Selling, general and administrative expenses	2,419,527	2,527,425	4,921,328	5,221,408
Depreciation and amortization	3,775,623	3,389,765	7,404,714	6,763,013
Total operating expenses	12,729,549	12,662,802	25,131,498	25,382,144

Income from operations	4,388,653	5,005,928	9,159,095	10,146,007

Other income (expense)
Interest expense	(5,412,345)	(4,773,240)	(10,788,609)	(9,456,080)
Change in fair value of derivative	250,549	166,850	468,417	(74,055)
Other income	165,581	64,045	447,033	430,625
Total other expense	(4,996,215)	(4,542,345)	(9,873,159)	(9,099,510)

Income (loss) before income tax expense	(607,562)	463,583	(714,064)	1,046,497

Income tax (expense) benefit	502,981	(57,448)	491,276	(232,322)

Net income (loss) available to common stockholders	$(104,581)	$406,135	$(222,788)	$814,175

Weighted average shares outstanding:
Basic	9,676,733	12,676,733	9,676,733	12,676,733
Diluted	10,221,404	13,221,404	10,221,404	13,221,404

Net income (loss) per share:
Basic	$(0.01)	$0.03	$(0.02)	$0.06
Diluted	$(0.03)	$0.02	$(0.07)	$0.05

Dividends declared per share	$0.18	$0.18	$0.35	$0.35

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Otelco Reports Second Quarter Results

Aug. 5, 2008

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30,
	2007	2008
Cash flows from operating activities:
Net income (loss)	$(222,788)	$814,175
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation	6,107,336	5,527,814
Amortization	1,297,378	1,235,199
Interest rate caplet	467,793	470,022
Amortization of debt premium	-	(35,553)
Amortization of loan costs	796,245	745,655
Change in fair value of derivative liability	(468,417)	74,055
Provision for uncollectible revenue	78,231	129,453
Changes in assets and liabilities; net of assets andliabilities acquired:
Accounts receivables	(224,145)	(165,066)
Material and supplies	59,352	(284,036)
Prepaid expenses and other assets	288,417	426,802
Income tax receivable	-	255,106
Accounts payable and accrued liabilities	(10,888)	(392,464)
Advance billings and payments	(836)	(108,542)
Other liabilities	(6,816)	(5,894)
Net cash from operating activities	8,160,862	8,686,726

Cash flows from investing activities:
Acquisition and construction of property and equipment	(2,875,642)	(3,947,447)
Proceeds from retirement of investment	7,871	-
Deferred charges	(166,921)	(232,100)
Net cash used in investing activities	(3,034,692)	(4,179,547)

Cash flows from financing activities:
Cash dividends paid	(3,411,048)	(4,468,548)
Net cash used in financing activities	(3,411,048)	(4,468,548)

Net increase in cash and cash equivalents	1,715,122	38,631
Cash and cash equivalents, beginning of period	14,401,849	12,810,497

Cash and cash equivalents, end of period	$16,116,971	$12,849,128

Supplemental disclosures of cash flow information:

Interest paid	$9,547,279	$8,569,514

Income taxes received	$(173,718)	$(146,606)

Dividends declared but not paid	$1,705,524	-

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